JOINT VENTURE AGREEMENT

     Aduddell Roofing & Sheet Metal, Inc. ("Aduddell") and Carothers Construction, Inc. ("Carothers") make this Joint Venture Agreement ("Agreement") effective as of September 2, 2005. Carothers and Aduddell have formed a joint venture (the "Joint Venture") to perform contract number W912P9-05-D-0518 (the "Prime Contract") with the United States government (acting through one of more of its arms/entities) (the "Owner") for repair work and other work related to Hurricane Katrina. Carothers and Aduddell are at times herein referred to as a "Party", or, collectively as the "parties." Carothers and Aduddell agree as follows:

     1. The name of the Joint Venture shall be "Carothers/Aduddell, a Joint Venture". Neither Party is an agent of the other. The purpose of the Joint Venture is strictly for performance of the Prime Contract. Subject to Paragraphs 8 and 14, each Party shall have an equal vote for the purpose of any further decisions.

     2. The Joint Venture must perform all the obligations under the Prime Contract, with all said obligations herein referred to as the "Prime Contract Obligations". The Prime Contract Obligations will include, but not necessarily be limited to, temporary emergency roof repairs and other repair and/or clean-up work as to homes, buildings, structures and areas damaged and/or affected by Hurricane Katrina. Carothers shall perform and/or provide the following for the Prime Contract Obligations: (a) project administration; (1,) Owner correspondence and communication; (c) requirements analysis and documentation;
(d) data conversion; (e) report writing; (f) submittals; (g) pay requests; and
(h) physical office requirements (with (a) through (h) collectively the "Carothers Work"). Aduddell shall perform and/or provide the following for the Prime Contract Obligations: (a) field coordination; (b) construction materials;
(a) construction labor; (d) physical lay down area requirements; sod (e) field data coordination (with (a) through (e) collectively the "Aduddell Work"). Carothers and the Joint Venture shall execute a subcontract for the Carothers Work. Aduddell and the Joint Venture shall execute a subcontract for the Aduddell Work. The Parties believe the above allocation completely divides the Prime Contract Obligations between them. The Parties shall work together to resolve responsibility for any Prime Contract Obligations not allocated above.

     3. Carothers shall bear all losses and liabilities associated with the Carothers Work. Carothers shall indemnify Aduddell for any loss, cost, expense, liability or other damages (including attorneys' fees, costs and expenses) suffered by Aduddell directly or indirectly (including but not limited to under or in relation to any bonds) as a result of any failure by Carothers to perform any of the Carothers Work or otherwise arising out of or relating to the Carothers Work, including, but not limited to the failure to pay subcontractors, suppliers, laborers and the like as to the Carothers Work.

     4. Aduddell shall bear all losses and liabilities associated with the Aduddell Work. Aduddell shall indemnify Carothers for any loss, cost, expense, liability or other damages (including attorneys' fees, costs and expenses) suffered by Carothers directly or indirectly (including, but not limited In under, or in relation to any bonds) as a result of any failure by Aduddell to perform any of the Aduddell Work or otherwise arising out of or relating to the Aduddell Work, including, but not limited to the failure to pay subcontractors, suppliers, laborers and the like as to the Aduddell Work.

     5. All sums received by the Joint Venture under the Prime Contract shall be distributed as follows: (a) first $0.05 per square foot to Carothers to reimburse it for all costs related to bonding and insurance; (b) then second to indemnify any Party for sums due to it under an indemnification obligation hereunder; and (c) then third all remaining sums shall be distributed 80% to Aduddell and 20% to Carothers.

     6. All funds received by or for the benefit of the Joint Venture shall he deposited promptly in a depository account to be opened and maintained by Carothers for the benefit of the Joint Venture. Neither Party shall use any funds of the Joint Venture for any purposes other than those of the Joint Venture. Both parties shall have signature authority.

     7. Each Party shall be solely responsible for any taxes, fees, or other charges levied or imposed on it or on its revenues from, or its share of any profits of or distribution by, the Joint Venture, and with it being further understood that any such taxes, fees, or charges levied or imposed on the Joint Venture itself shall be treated as Joint Venture costs and deducted before distributions under item (c) in Paragraph 5. Likewise, it is anticipated that due to the assignment of responsibilities as to the Carothers Work and the Aduddell Work the Joint Venture itself should not ultimately bear any costs or liability; however, to the extent any costs or liability are ultimately incurred by the Joint Venture and to the extent same are not the responsibility of either Party hereunder, then same shall be paid before distribution of sums under item (c) in Paragraph 5.

     8. If either of the Parties shall voluntarily file a petition under the bankruptcy laws or similar laws, or file an answer in any involuntary proceeding admitting bankruptcy, insolvency, or inability to pay debts, or fail to obtain a vacation or stay of involuntary proceedings brought for reorganization, dissolution or liquidation of such Party, or if one of them is adjudged bankrupt, or if a trustee or receiver shall be appointed for any of them or their property, or if any Party shall make an assignment for the benefit of creditors, or if an attachment, execution or other judicial seizure of a material portion of the assets of either Party is ordered and such order is not discharged or vacated within 10 days, then such party (herein called the "Insolvent Party") may, at the option of the other Party (the "Performing Party"), be excluded (in whole or in part), together with its successors, receivers and other legal representatives, from further participation in the management and actions of the Joint Venture (and/or from further rights under its separate subcontract with the Joint Venture), and the Performing Party may take over the interest of the Insolvent Party (in whole or in. part) in the Joint Venture (without prejudice to the obligation of the Insolvent Party, or its successor, receiver or other legal representative to bear its proportionate and/or obligatory share of any liabilities, and without prejudice to the Performing Party's equitable adjustment and claim rights set out herein), and the Performing Party shall in addition have the right to wind up the affairs of the Joint Venture and carry on and complete the performance of, the Prime Contract, and the Performing Party shall further have the right to terminate and/or takeover completion of said Insolvent Party's separate subcontract with the Joint Venture, all without participation by the Insolvent Party. Regardless, in the event of any such circumstances, the rights and liabilities of the Parties shall be equitably adjusted to accommodate for the detriment incurred by the Performing Party as a result of the above described insolvency or other financial difficulty of the Insolvent Party, and the Performing Party shall have a claim against the Insolvent Party, its successors, receiver or other legal representative for any and all such detriment, and the Insolvent Party, its successors, receiver or other legal representativeo shall compensate the Performing Party for such claims. Neither the Insolvent Party nor any successor, receiver, or other legal representative of the Insolvent Party shall have any right or claim against the Performing Party or against the funds or other assets of the Joint Venture except those that may be determined as allowed wader the equitable adjustment.

     9. Each Party (the "Indemnifying Party") shall indemnify the other Party against any and all loss, liability, costs, expenses, or damages for injury to or death of persons or damage to or destruction of property arising out of the negligence, gross negligence, breach, or willful misconduct of the Indemnifying Party or of any employee of the Indemnifying Party, but only to the extent that such loam, liability, or expense is not compensated by insurance carried by the Joint Venture or by the Party which is so indemnified.

     10. The Joint Venture shall obtain and maintain or the Parties shall obtain and maintain on behalf of the Joint Venture public liability (bodily injury and property damage) and such other insurance coverage with such, carriers and for such limits as may be required by the Prime Contract. Such insurance shall name both the Joint Venture and both the Parties are insureds. Each Party shall waive or cause to be waived any rights of subrogation against the other Party with respect to any insured loan or liability arising out or related to the Party's performance of the Prime Contract or any related contract except that the Parties shall retain their rights of indemnity against the other Party as provided for herein.

     11. Without the agreement of the other Party, no Party may bind the Joint Venture or the other Party to any commitment, obligation or liability, nor compromise, release or settle any claim or right ate Joint Venture.

     12. No Party shall give, sell, assign, encumber, pledge, transfer, convey or in any way dispose of its rights, obligations or interest in the Joint Venture without the express written consent of the other Party.

     13. All claims and disputes between the Parties arising out of or related to this Agreement shall be settled by binding arbitration under the Construction Industry Rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     14. In the event any Party (the Defaulting Party") is in material breach or default under this Agreement, the Prime Contract and/or its separate subcontract with the Joint Venture, and such material breach or default is not cured within 10 days after written notice thereof to the other Party (or reasonable action to cure has not been initiated and continuously and diligently pursued), the other party (the Non-Defaulting Party") shall have the right to take over and complete all the obligations of the Prime Contract and/or the Joint Venture; likewise, said Non-Defaulting Party shall have the right to individually take over, complete and/or terminate the Defaulting Party's separate subcontract, and/or to have the Joint Venture take over, complete and/or terminate said separate subcontract. In the event of any breach or default, the Party committing such breach or default agrees to indemnify the other Party from and for any and all losses and damages suffered as a result of same.

     15. The term of the Joint Venture and this Agreement will continue until each of the following have been satisfied: (a) all obligations and liabilities of the Joint Venture under and in connection with the Prime Contract have been carried out or discharged; (b) the Joint Venture has received payment in fall of all sums due it under the Prime Contract; and (e) a final accounting and settlement have been made.

     16. This Agreement shall be governed by Mississippi law. If any part of this Agreement is determined to be invalid or otherwise unenforceable, such invalidity or enforceability shall in no way affect the remaining parts of this Agreement and such remaining parts shall continue to be valid and enforceable as constituting the entire Agreement. This Agreement is binding upon the Parties, their successors and assigns. This Agreement constitutes the entire agreement between the Parties concerning its subject matter and supersedes any and all prior agreements, understandings or undertakings. No Agreement may not be changed except upon an amendment in writing signed by each Party to be charged.

     IN WITNESS WHEREOF the Parties have executed this Agreement effective as set forth above.


ADUDDELL ROOFING & SHEET                      CAROTHERS CONSTRUCTION, INC.
METAL, INC.

By:    TIM ADUDDELL                           By:    MATT MILLS
       Tim Aduddell                                  Matt Mills
Its:   President                              Its:   Vice President